Exhibit 11
Form SB-2
Hardwood Doors & Milling Specialties, Inc.


                    PROCEEDS ESCROW AGREEMENT

       PROCEEDS  ESCROW  AGREEMENT  ("Agreement")  dated  as   of
___________,  2000,  by  and between  Hardwood  Doors  &  Milling
Specialties,  Inc.,  a  Nevada corporation  (the  "Company")  and
BRIGHTON BANK of Salt Lake City, Utah (the "Escrow Agent")

                       W I T N E S S E T H

     WHEREAS, the Company intends to engage in a private offering of certain of its securities (the "Offering"), which Offering contemplates minimum aggregate offering proceeds of $100,000 and maximum aggregate offering proceeds of $125,000;

     WHEREAS, there will be deposited into an escrow account with Escrow Agent from time to time funds from prospective investors who wish to subscribe for securities offered in connection with the Offering ("Subscribers"), which funds will be held in escrow and distributed in accordance with the terms hereof; and

      WHEREAS, the Escrow Agent is willing to act as an escrow agent in respect of the Escrow Funds (as hereinafter defined) upon the terms and conditions set forth herein;

      NOW, THEREFORE, for good and valuable considerations, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

      1.    Appointment  of  Escrow Agent.   The  Company  hereby
appoints the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

     2.   Delivery of Escrow Funds.

           (a) The Company shall deliver to the Escrow Agent checks or wire transfers made payable to the order of "Brighton Bank, Hardwood Doors & Milling Specialties, Inc., Escrow Account" together with the Subscribers mailing address. The funds delivered to the Escrow Agent shall be deposited by the Escrow Agent into a non-interest-bearing account designated "Brighton Bank, Hardwood Doors & Milling Specialties, Inc., Escrow Account" (the "Escrow Account") and shall be held and distributed by the Escrow Agent in accordance with the terms hereof. The collected funds deposited into the Escrow Account are referred to herein as the "Escrow Funds." The Escrow Agent shall acknowledge receipt of all Escrow Funds by notifying the Company of deposits into the Escrow Account in the Escrow Agent's customary manner no later than the next business day following the business day on which the Escrow Funds are deposited into the Escrow Account.

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            (b)    The  Escrow  Agent  shall  have  no  duty   or
responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Company.

      3. Investment of the Escrow Funds. The Escrow Account shall not bear interest and no other investment of the Escrow
Funds shall be made while held by the Escrow Agent.

      4. Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

           (a) Provided that the Escrow Funds total at least $100,000 at or before 4:00 p.m., Salt Lake City time, on _________, 2000, (or ___________, 2000 if extended by the Company by written notice to the Escrow Agent given on or before _________, 2000), or on any date prior thereto, the Escrow Funds (or any portion thereof) shall be paid to the Company or as otherwise instructed by the Company, within one (1) business day after the Escrow Agent receives a written release notice in substantially the form of Exhibit A attached hereto (a "Release Notice") signed by an authorized person of the Company and thereafter, the Escrow Account will remain open for the purpose of depositing therein the subscription price for additional securities sold by the Company in the Offering, which additional Escrow Funds shall be paid to the Company or as otherwise instructed by the Company upon receipt by the Escrow Agent of a Release Notice as described above; and

           (b) if the Escrow Agent has not received a Release Notice from the Company at or before 4:00 p.m. Salt Lake City time, on __________, 2000, (or ____________, 2000 if extended by the Company by written notice to the Escrow Agent given on or before August 22, 2000), and the Escrow Funds do not total at least $100,000 at such time and date, then the Escrow Funds shall be returned to Subscribers.

In the event that at any time the Escrow Agent shall receive from the Company written instructions signed by an individual who is identified on Exhibit B attached hereon as a person authorized to act on behalf of the Company, requesting the Escrow Agent to refund to a Subscriber the amount of a collected check or other funds received by the Escrow Agent, the Escrow Agent shall make such refund to the Subscriber within one (1) business day after receiving such instructions.

      5. Limitation of Responsibility and Liability of the Escrow Agent. The Escrow Agent:

           (a) shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence and willful misconduct;

           (b) shall be authorized to rely upon all written instructions and/or communications of the non-bank Party which appear to be valid on their face;

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            (c)    shall   have   no   implied   obligations   or
responsibilities hereunder, nor shall it have any obligation or responsibility to collect funds or seek the deposit of money or property;

           (d) may consult with legal counsel of its choice with regard to any legal question arising in connection with this duties or responsibilities hereunder, and shall have no liability or responsibility by reason of any action it may take or fail to take in accordance with the opinions of such counsel;

          (e)  acts hereunder as a depository only, and is not responsible
or   liable   in  any  manner  whatsoever  for  the  sufficiency,
correctness, genuineness, or validity of any instrument deposited with it, or with respect to the form or execution of the same, or the identity, authority, or rights of any person executing or depositing the same; and

           (f) shall be entitled to comply with any final order, judgment or decree of a court of competent jurisdiction, and/or with the consistent written instructions from the non-bank Party.

      6. Costs and Expenses. The fee of the Escrow Agent is $_____, receipt of which is hereby acknowledged. In addition, if the Escrow Funds are returned to subscribers under 4(b), above, the Escrow Agent shall receive a fee of $_______ per check for such service. The fee agreed on for services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; however, in the event that the conditions of this Agreement are not fulfilled, the Escrow Agent renders any material service not contemplated by this Agreement, there is any assignment of interest in the subject matter of this Agreement, there is any material modification hereof, any material controversy arises hereunder, or the Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Agreement or the subject matter hereof, the Escrow Agent shall be reasonably compensated for such extraordinary expenses, including reasonable attorneys' fees, occasioned by any delay, controversy, litigation, or event and the same may be recoverable only from the Company.

      7. Notices. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received, if deposited in the mail, postage prepaid, addressed as provided below; when transmission is verified, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery;

          To  the Company:         Hardwood Doors & Milling Specialties, Inc.
                                   503 East Parowan Way
                                   Draper, Utah   84020
                                   Attn:   Paul  V.  Finlayson, President

          To Escrow Agent:         BRIGHTON BANK
                                   311 South State Street
                                   Salt Lake City, Utah  84111
                                   Attn:_______________________

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Any  party may change its address by providing written notice  of such change to the other parties hereto.

     8. Resignation by Escrow Agent. Upon thirty (30) calendar days' prior written notice to the non-bank Party delivered or sent as required above, the Escrow Agent shall have the right to resign as escrow agent hereunder and to thereby terminate its duties and responsibilities hereunder, and shall thereupon be released from these instructions. Upon resignation by the Escrow Agent, the Escrow Agent shall provide the non-bank Party with sufficient information concerning the status of the Escrow Fund to enable the non-bank parties to provide the same to a successor escrow agent.

      9. Termination of Escrow Agreement. The Escrow Agent's responsibilities thereunder shall terminate at such time as the Escrow Fund shall have been fully disbursed pursuant to the terms hereof, or upon earlier termination of this escrow arrangement pursuant to written instructions executed by the non-bank Party. Such written notice of earlier termination shall include instruction to the Escrow Agent for the distribution of the Escrow Fund.

      10. Entire Agreement. This Agreement contains the entire understanding by and among the parties hereto; there are no promises, agreements, understandings, representations or warranties, other than as herein set forth. No change or modification of this Agreement shall be valid or effective unless the same is in writing and is signed by all of the parties hereto.

     11. Applicable Law, Successors and Assigns. This Agreement shall be governed in all respects by the laws of the state of Utah, and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, legal representatives, successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have caused their respective hands to be set hereto with the intention of being bound effective in all respects as of the date and year first hereinabove written.

                          HARDWOOD  DOORS & MILLING  SPECIALTIES, INC.


                          ___________________________________
                          By: Paul V. Finlayson
                          Its: President


                           BRIGHTON BANK

                            ___________________________________
                            By: _______________________________
                            Its:________________________________

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                            EXHIBIT A

                         Release Notice


BRIGHTON BANK
311 South State Street
Salt Lake City, Utah  84111


Gentlemen:


     The undersigned hereby authorize and instruct BRIGHTON BANK, escrow agent, to release [$______________] of Escrow Funds from the Escrow Account and to deliver such funds as follows:

                 [Insert Delivery Instructions]

      IN WITNESS WHEREOF, this release has been executed on ________________, 2000.

                          HARDWOOD  DOORS & MILLING  SPECIALTIES,
INC.


                         _________________________________
                              By: Paul V. Finlayson
                              Its: President

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                            EXHIBIT B

                      Authorized Personnel

The Escrow Agent is authorized to accept instructions and notices signed or believed by the Escrow Agent to be signed by any one of the following each of whom is authorized to act on behalf of the
Company:

On Behalf of HARDWOOD DOORS & MILLING SPECIALTIES, INC.

Name                Title                    Signature


Paul V. Finlayson  President        ______________________________



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